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                                                                    EXHIBIT 5.1
October 20, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC  20549

Ladies and Gentlemen:

     A Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") is being filed on or about the date of this letter with the Securities and Exchange Commission to register shares of common stock, par value $.05 per share (the "SHARES"), of Molex Incorporated (the "COMPANY") which may from time to time be offered by the Company in connection with The 1990 Molex Incorporated Stock Option Plan (the "PLAN"). This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended.

     I am Secretary and General Counsel of Molex Incorporated and have acted as counsel to the Company in connection with the Registration Statement. In rendering this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of the corporate records of the Company, including its Restated Certificate of Incorporation, its Amended and Restated By-Laws, and minutes of directors' and stockholders' meetings, and such other documents (including the Plan) which I have deemed relevant or necessary as the basis for the opinion as hereinafter set forth. I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

     Based upon and subject to the foregoing, it is my opinion that the Shares will be originally issued under the Plan have been duly authorized and, when issued pursuant to, and in accordance with the Plan will be validly issued, fully paid and non-assessable.

     I consent to the inclusion of this opinion as an exhibit to the Registration Statement.

Very truly yours,

MOLEX INCORPORATED



Louis A. Hecht
Secretary & General Counsel

LAH/tej